Exhibit 5.1

May 14, 2021

Zimmer Energy Transition Acquisition Corp.

9 West 57th Street, 33rd Floor

New York, NY 10019

Re:	Zimmer Energy Transition Acquisition Corp.
Registration Statement on Form S-1
(File No. 333-254940)

Ladies and Gentlemen:

We have acted as special counsel to Zimmer Energy Transition Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended (File No. 333-254940) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to an underwritten public offering by the Company of up to 40,250,000 units of the Company (including up to 5,250,000 units subject to the Underwriters’ (as defined below overallotment option) (the “Units”), each Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), and one-third of one warrant of the Company (each whole warrant, a “Warrant”), as more fully described in the prospectus included in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, (ii) the Registration Statement, (iii) the Bylaws of the Company, filed as Exhibit 3.3 to the Registration Statement, (iv) the Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement and the form of Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.2 to the Registration Statement, (v) the form of Underwriting Agreement to be entered into among the Company, Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”), filed as Exhibit 1.1 to the Registration Statement, (vi) the form of Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement, (vii) the specimen Unit certificate, filed as Exhibit 4.1 to the Registration Statement, (viii) the specimen Class A common stock certificate, filed as Exhibit 4.2 to the Registration Statement, and (ix) the specimen Warrant certificate, filed as Exhibit 4.3 to the Registration Statement. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that (A), at the time of execution, countersignature, issuance and delivery of any Warrants, the Warrant Agreement, in substantially the form filed as an exhibit to the Registration Statement, will be the valid and binding obligation of the warrant agent, enforceable against the warrant agent in accordance with its terms and (B) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Zimmer Energy Transition Acquisition Corp. May 14, 2021 Page 2

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto, and certificates representing the Units, the Class A Shares and the Warrants, in the forms of the specimen certificates thereof filed as exhibits to the Registration Statement, have been duly executed by the Company, countersigned by the transfer agent or warrant agent, as applicable, duly registered by the registrar, or, if uncertificated, valid book-entry notations therefor have been made in the appropriate registers of the Company, and delivered upon payment in full of the consideration payable therefor as contemplated by the Underwriting Agreement, (i) the Units will constitute valid and binding obligations of the Company, (ii) the Shares included in the Units will have been duly authorized, validly issued, fully paid and non-assessable and (iii) the Warrants included in the Units will constitute valid and binding obligations of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

Zimmer Energy Transition Acquisition Corp. May 14, 2021 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP